Exhibit 3.2(aa)

"CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT IDENTIFIED BY *** HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS."

EXTENSION AGREEMENT dated July 27, 2005

BETWEEN

AUTOGEN RESEARCH PTY LIMITED(1) ABN 84 074 636 847 of Pigdons Road, Waurn Ponds Victoria 3217, Australia ("AUTOGEN RESEARCH")

AND

SOUTHWEST FOUNDATION FOR BIOMEDICAL RESEARCH of 7620 NW Loop, 410 San Antonio, Texas 78227-5301, USA ("SFBR")


RECITALS

A. On 31 December 2002 Autogen Research and SFBR entered into an agreement entitled Research, License and Commercialization Agreement (the "Research Agreement") setting out the terms and conditions for the R&D Program to be carried out with the participation of the parties.

B. In accordance with clause 20.3 of the Research Agreement the parties now agree to vary the Research Agreement on the terms and conditions set out in this Extension Agreement.


OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1      RESEARCH AGREEMENT DEFINITIONS

         Unless defined in this Extension Agreement, words and phrases defined in the Research Agreement have the same meaning in this Extension Agreement. Where there is any inconsistency in a definition between this Extension Agreement and the Research Agreement, this Extension Agreement prevails.

1.2      INTERPRETATION

         The provisions of clause 1.2 of the Research Agreement apply to this Extension Agreement as if set out in this Extension Agreement in full.

2.       EXTENSION AGREEMENT

2.1      EXTENSION OF TERM
         With effect on and from 1 July 2005 the parties agree that the term of the Research Agreement is extended until 31 December 2005 ("EXTENDED TERM") (unless the Research Agreement is earlier

--------
(1) Autogen Research Pty Ltd is a wholly-owned subsidiary of ChemGenex Pharmaceuticals Limited (ABN 79 000 248 304).

         terminated in accordance with its terms). During the Extended Term the terms and conditions of the Research Agreement will continue to apply except to the extent to which they are inconsistent with anything set out in this Agreement, in which case the provisions of this Agreement will prevail to the extent of the inconsistency.




2.2      PAYMENT AND RESEARCH PROPOSAL DURING EXTENDED TERM
         During the Extended Term:

         (a) the budget set out in Schedule 1 to this Extension Agreement will be substituted for any payment program previously applying under the Research Agreement; and

         (b) the research plan (including any milestones set out therein) set out in Schedule 2 to this Extension Agreement will be substituted for any research proposal and workplans previously applying under the Research Agreement.

3.       MISCELLANEOUS

3.1      CONTINUING EFFECT

         Except for the variations set out in this Extension Agreement, the terms and conditions of the Research Agreement are unaffected by this Extension Agreement and remain in full force and effect. In the event of any inconsistency between the terms of the Research Agreement and the terms of this Extension Agreement, the terms of this Extension Agreement will prevail to the extent of the inconsistency.
3.2      FURTHER ASSURANCES

         Each party must do all things and execute all further documents necessary to give full effect to this Extension Agreement and must refrain from doing anything that might hinder the performance of this Extension Agreement.
3.3      AMENDMENTS IN WRITING

         No amendment to this Extension Agreement has any force unless it is in writing and signed by both of the parties to this Extension Agreement.
3.4      GOVERNING LAW AND JURISDICTION

         This Extension Agreement is governed by the laws of Victoria and the Commonwealth of Australia. Each party irrevocably submits to the exclusive jurisdiction of the courts of Victoria.
3.5      COUNTERPARTS AND FACSIMILE EXECUTION

         This Extension Agreement may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same agreement, provided that this Extension Agreement will be of no force and effect until the counterparts are exchanged. A facsimile copy of this Extension Agreement lawfully executed will be sufficient evidence of execution.

EXECUTED as an AGREEMENT



SIGNED on behalf of                       )
AUTOGEN RESEARCH PTY LIMITED              )
ABN 84 074 636 847 by GREG COLLIER in the )
presence of:                              )
                                                                       -------------------------------------------------
                                                                   /~  Signature of Greg Collier
                                                                       Director

         ---------------------------------------------------
     /~
         Signature of witness
         ---------------------------------------------------
     /~
         Name of witness (print)



SIGNED on behalf of                     )
SOUTHWEST FOUNDATION FOR                )
BIOMEDICAL RESEARCH by                  )
                         in the presence)
of:                                     )
                                                                       -------------------------------------------------
                                                                   /~  Signature
                                                                       of
                                                                       Treasurer

         ---------------------------------------------------
     /~
         Signature of witness
         ---------------------------------------------------
     /~
         Name of witness (print)

SCHEDULE 1: BUDGET - SFBR

         (a)      Item 1: Commencement Date July 1, 2005


ITEM 2: TOTAL BUDGET FOR THE PERIOD OF JULY 1, 2005 TO DECEMBER 31, 2005 IS US$***, PAYABLE IN QUARTERLY PAYMENTS OF US$*** (DUE JULY 14, 2005) AND US$*** (OCTOBER 14, 2005).



PERSONNEL:
John Blangero, Ph.D.                PI                        ***%              $***

Joanne Curran, Ph.D.                Co-I                      ***%              $***

Tom Dyer, Ph.D.            Co-I/Senior Prog.                  ***%              $***

Eric Moses, Ph.D.          Co-I                               ***%              $***

Tricia Curry                        Admin. Assistant          ***%              $***

Vicki Mattern                       Sr. Res. Assoc.           ***%              $***

                                                              TOTAL             US$***



SUPPLIES:
Computer supplies (cables, paper, printer supplies, miscellaneous software)     $***

Laboratory supplies  (complete 200 46K transcriptomic expression analyses)      $***

Communication  (phone, express mail, video conferencing)                        $***

                                                               TOTAL            US$***



EQUIPMENT:

Rack of 80 processor Opteron computers (for transcriptomic analyses)   US$***


TOTAL PERSONNEL, SUPPLIES AND EQUIPMENT:                               US$***
INDIRECT COSTS:                                                        US$***


GRAND TOTAL                                                            US$***

Schedule 2: Project

                   CHEMGENEX CENTER FOR STATISTICAL GENOMICS:

                  SOUTHWEST FOUNDATION FOR BIOMEDICAL RESEARCH

         (b)      Research Aims:

1. GENETIC AND TRANSCRIPTOMIC ANALYSIS OF CHEMGENEX GENES IN RELATION TO OBESITY/DIABETES.

     In order to validate the role of ChemGenex proprietary genes in relation to their role in obesity/diabetes, we will use transcriptional profiling to assess whether quantitative levels of these genes are correlated with both disease risk and other known correlates of disease risk.

     We will employ our novel methods of Bayesian analysis to find optimal predictors for the expression of each gene. This aim will be performed using extant data from the San Antonio Family Heart study families that ChemGenex/SFBR have been collaborating on for the previous two years and on additional gene expression profiles to be performed.


     TASKS:

         1) To improve the power to identify gene expression-based biomarkers, we will assay transcriptional profiles on an additional 200 Mexican Americans. This will bring the total number of profiles to a total of 1,200.


         2) For each of up to 50 ChemGenex genes, we will examine whether gene expression levels represent biomarkers for diabetes/obesity risk by:

         a. Testing whether gene expression levels are different (from the population) in the first degree unaffected relatives of individuals affected with either obesity or diabetes.

         b. Testing the genetic correlation between expression levels of ChemGenex genes and disease risk or with known quantitative biomarkers of disease risk (such as fasting glucose levels and BMI).

         This aim requires massive computational analysis using our novel Bayesian statistical analytical tools developed at SFBR which justifies the request for an additional 80 Opteron rack-mounted computer processors.


         3) For each ChemGenex gene, we will conduct a genome-scan to localize additional genetic factors influencing the quantitative gene expression.

          MILESTONES: Completion of *** transcriptional profiles (by November
          2005). For each gene, the completion of tasks 2-3 will be considered a substantial milestone.

2. GENETIC AND TRANSCRIPTOMIC ANALYSIS OF CHEMGENEX GENES IN RELATION TO DEPRESSION.



     In order to validate the role of ChemGenex proprietary genes in relation to their role in depression, we will use transcriptional profiling to assess whether quantitative levels of these genes are correlated with both disease risk and other known correlates of disease risk.

     We will employ our novel methods of Bayesian analysis to find optimal predictors for the expression of each gene. This aim will be performed using extant data from the San Antonio Family Heart study families that ChemGenex/SFBR have been collaborating on for the previous two years and on additional gene expression profiles to be performed.



         TASKS:

         1) For each of up to 10 ChemGenex genes, we will examine whether gene expression levels represent biomarkers for depression risk by:

                  a. Testing whether gene expression levels are different (from the population) in the first degree unaffected relatives of individuals affected with depression or anxiety (as assessed by the use of specific medicines for these conditions).

                  b. Testing the genetic correlation between expression levels of ChemGenex genes and disease risk or with known quantitative biomarkers of disease risk (such as BDNF plasma levels).

                  This aim requires massive computational analysis using our novel Bayesian statistical analytical tools developed at SFBR.

         2) For each ChemGenex gene, we will conduct a genome-scan to localize additional genetic factors influencing the quantitative gene expression.



MILESTONES: For each gene, the completion of tasks 1-2 will be considered a substantial milestone.

                       __________________________________



3. GENETIC AND TRANSCRIPTOMIC ANALYSIS OF CHEMGENEX GENES IN RELATION TO CANCER DRUG METABOLISM.



     In order to assess the genetic basis of response to cancer drugs, we will use transcriptional profiling to assess whether quantitative levels of drug metabolism genes (chosen as being of interest to ChemGenex) have substantial genetic components. This aim will be performed using extant data from the Mexican American families that ChemGenex/SFBR have been collaborating on for the previous two years and on additional gene expression profiles to be performed.



         TASKS:

         1) For each of up to 5 genes chosen by ChemGenex, we will examine whether gene expression levels correlates with any other transcriptional product in the genome. This aim requires massive computational analysis using our novel Bayesian statistical analytical tools developed at SFBR.



         2) For each gene, we will conduct a genome-scan to localize additional genetic factors influencing the quantitative gene expression.



         MILESTONES: For each gene, the completion of tasks 1-2 will be considered a substantial milestone.

                       __________________________________



4. STATISTICAL GENETIC ANALYSIS OF VARIANTS WITHIN CHEMGENEX GENES.



     We will continue our statistical genetic analyses of variants within positional candidate regions for diabetes/obesity including ***, ***, and ***. We will use Bayesian quantitative trait nucleotide analysis to test whether specific genes and gene variants are likely to be involved in the determination of quantitative phenotypes related to diabetes/obesity risk. This aim will continued to be performed using extant data from Mexican American families, MRCOB families, and Mauritian families than ChemGenex/SFBR have been collaborating on.



         TASKS:

         1) For each set of genetic marker data (for the ***, ***, or *** QTLs or any proprietary ChemGenex gene), we will perform linkage disequilibrium analyses, marginal association analyses, and Bayesian quantitative trait nucleotide analysis.



         MILESTONES: For each gene or marker set, the completion of tasks 1 will be considered a substantial milestone.